SUBLEASE AGREEMENT


                                     PARTIES

This instrument, for reference purposes only, dated as of this 5th day of January 1999, by and between Fluor Daniel, Inc., a California corporation
("Sublessor") and Mobius Management Systems, a Delaware corporation ("Sublessee") as a Sublease under that certain Office Lease dated August 1, 1995 as amended by First Amendment dated May 1, 1996, entered into by The Equitable Life Assurance Society of the United States as Landlord, and Sublessor as Tenant. A copy of said Lease (hereinafter referred to as the Prime Lease) is marked as Exhibit "A" and is attached hereto and made a part hereof. The term Lessor or Landlord used in the Prime Lease is herein after referred to as Prime Lessor. Initially capitalized but undefined terms shall have the meanings given to such terms in the Prime Lease.

                                    PREMISES

Sublessor leases to Sublessee and Sublessee hires from Sublessor the following described premises situated in the City of Chicago, State of Illinois, known as the entire twentieth floor of 120 South Riverside Plaza, consisting of approximately 36,680 rentable square feet, hereinafter referred to as the "Subleased Premises".

                                      TERM

The term of this Sublease shall be for a period of eighty (83) months, and fifteen (15) days, commencing on February 1st, 1999, and ending on January 15, 2006, unless sooner terminated pursuant to any provision hereof. Notwithstanding said stated commencement date, if for any reason Sublessor cannot deliver possession of the Subleased Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case the commencement date shall be the date on which the Subleased Premises is tendered to Sublessee in the condition required herein and Sublessee shall not be obligated to pay rent or additional rent or other charges until two (2) months following the date on which possession of the Subleased Premises is tendered to Sublessee at which date this Sublease shall commence; provided however, that if Sublessor shall not have delivered possession of the Subleased Premises by May 1, 1999, Sublessee may, at Sublessee's option and as Sublessee's sole remedy, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease. If this Sublease is canceled as aforesaid, Sublessor shall return any moneys previously deposited by Sublessee and the parties shall thereafter be discharged from all liabilities hereunder. No delay in delivery of possession of the Subleased Premises shall extend the stated expiration date of this Sublease.

In the event that Sublessor shall permit Sublessee to take possession of the Subleased Premises for the purpose of installing its improvements prior to the stated commencement date of the term and Sublessee shall take possession of the same or any portion thereof, such possession shall be subject to all of the provisions of this Sublease except the payment of rent and additional rent. Commencing on the date Sublessee takes possession of the Subleased Premises, Sublessee shall pay for electricity consumed within the Subleased Premises. Said early possession shall not advance the termination date of this Sublease.

                                      RENT

Commencing February 1, 1999, Sublessee shall pay to Sublessor as fixed rent for the Subleased Premises, equal monthly installments of Thirty Thousand Two Hundred Sixty One and NO/100 Dollars ($30,261.00) in advance, on the first day of each month of the first twelve (12) months of the term hereof except that fixed rent for the months of February and March of 1999 is hereby conditionally waived. On the first anniversary of the commencement date and each anniversary thereafter, fixed rent shall be increased by three percent (3%) over the previous year's fixed rent. Sublessee shall pay Sublessor, upon the execution hereof, the sum of Thirty Thousand Two Hundred Sixty One and No/100 Dollars ($30,261.00) as fixed rent for the first month of the term for which fixed rent is due.

Commencing February 1, 1999, Sublessee shall also pay to Sublessor, concurrently with each monthly payment of rent, as additional rent, Sublessee's Proportionate Share (as hereinafter defined) of the Ownership Taxes and Operating Expenses required to be paid by Sublessor to Prime Lessor under the Prime Lease.
Notwithstanding the foregoing, Sublessee's Proportionate share of Ownership Taxes and Operating Expenses due for the months of February and March of 1999 is hereby conditionally waived. Sublessee's Proportionate Share (33.33% of Sublessor's Proportionate Share), is equivalent to five and 55/100s percent (5.55%) of Taxes and Operating Expenses and is calculated by dividing 36,680, the rentable square feet of the Subleased Premises by 660,703, the total rentable area of the Premises and the office portion of the Building. Accordingly, and initially based upon Sublessor's estimated 1999 costs of Ownership Taxes and Operating Expenses, Sublessee's Proportionate Share of
Ownership Taxes and Operating Expenses shall be Thirty Five Thousand Four Hundred Fifty Seven and Thirty Three Cents ($35,457.33) per month until Sublessor's Proportionate Share of Ownership Taxes and Operating Expenses are adjusted by Prime Lessor. Sublessee's Proportionate Share of Ownership Taxes and Operating Expenses shall be apportioned during the first and last years of the term of this Sublease based upon the portion of such year this Sublease is in effect. Sublessee shall pay Sublessor, upon the execution hereof, the sum of Thirty Five Thousand Four Hundred Fifty Seven Dollars and Thirty Three Cents ($35,457,33) as Sublessee's Proportionate Share of Ownership Taxes and Operating Expenses for the first month of the term for which Ownership Taxes and Operating Expenses are due. The obligations contained in this Paragraph shall survive the expiration or other termination of this Sublease. Sublessee shall also pay to Sublessor, as additional rent, Sublessee's Proportionate Share of the additional rent and all other sums and charges (except fixed rent and Ownership Taxes and Operating Expenses and any other sums solely related to those portions of the Premises which are outside the Subleased Premises) required to be paid by Sublessor to Prime Lessor under the Prime Lease, whether or not referred to as additional rent (provided such additional rent and other charges are not due to the acts or failures to act of Sublessor), at least five (5) days earlier than the date on which such amounts are required to be paid by Sublessor to the Prime Lessor under the terms of the Prime Lease. Except for Sublessee's obligation to
(i) pay rent and other  amounts  coming due under the terms of this  sublease or
(ii) reimburse Sublessor in full for any fee paid by Sublessor for additional services performed for Sublessee or for the Subleased Premises, Sublessee shall not be obligated to (a) pay any amounts for which it is not otherwise obligated by the terms of this Sublease or (b) pay to Sublessor any amount in excess of its Proportionate Share of amounts owed by Sublessor to Prime Lessor. Sublessee shall be obligated to pay its Proportionate Share of any shortfall in payment in Ownership Taxes and Operating Expenses and shall similarly be entitled to a refund of its Proportionate Share of any overpayment of Ownership Taxes or Operating Expenses, as such reconciliation's shall be made by the Prime Lessor pursuant to the Prime Lease.

Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Except as set forth herein or in the Prime Lease, rent and additional rent and other charges shall be payable without notice or demand, without any deduction, offset, or abatement and in immediately available funds of the United States of America to Sublessor at:

                  Fluor Daniel, Inc.
                  P.O. Box 8859
                  Los Angeles, California
                  90088-8859

or to such other person or at such other place as Sublessor may designate in writing. In the event of a default by Sublessee, the unamortized portion of the fixed rent, Taxes and Operating Expenses conditionally waived for the months of February and March 1999 shall be considered as rent and additional rent.


                  PROVISIONS CONSTITUTING SUBLEASE; SUBORDINATE
              POSITION OF THIS INSTRUMENT; CERTAIN COVENANTS, ETC.


     (a) Except for Articles 1,2,3,4,5,7, & 8 of the First Lease Amendment; the 1st paragraph of Article 1, Article 2 (but solely as it applies to the determination of Net Rent), the first sentence of Article 4(A), Articles 6,7,27,31,33(q), 36,37,38,39,41 & 42 of the Prime Lease; Exhibits D, E & G to
the Prime Lease; and except as the provisions of the Prime Lease may be in conflict or inconsistent with the provisions set forth in this instrument (including, for example, Sublessor's, as opposed to Sublessee's Proportionate Share), all of the terms and conditions contained in the Prime Lease, as they relate to the Subleased Premises, are incorporated herein as terms and conditions of this Sublease, with each reference in the Prime Lease to Lessor or Landlord and to Lessee or Tenant to be deemed to refer to Sublessor and Sublessee, respectively, and such incorporated provisions together with all of the provisions contained in this instrument shall be the complete terms and conditions of this Sublease. It is understood that the various periods of time referenced as bases for the application of additional rent adjustment formulae or other charges provided in the Prime Lease shall continue to apply hereunder without modification.


     (b) This Sublease is subject to all of the terms and conditions of the Prime Lease unless specifically excepted herein, and Sublessee shall assume and perform the obligations of Sublessor as Tenant under said Prime Lease to the extent said terms and conditions are applicable to the Subleased Premises. Sublessee shall not commit or permit to be committed on the Subleased Premises, any act or omission which shall violate any term or condition of the Prime Lease. In the event of the termination of Sublessor's interest as Tenant under the Prime Lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee. Sublessor agrees not to voluntarily terminate or surrender the Prime Lease or amend the Prime Lease in any manner that would have a material adverse affect on the Sublessee or this Sublease. The foregoing notwthstanding, in the event of Damage and Destruction or Condemnation to the degree required to trigger Sublessor's right of termination, Sublessor may exercise that right under
Article 11 or 14 of the Prime Lease unless all of Sublessor's subtenants (i) request Sublessor to allow the Prime Lease to continue and (ii) agree in writing to waive their respective right of termination in that particular instance. Provided Sublessee is not in default hereunder, Sublessor hereby agrees, with respect to the Subleased Premises only, not to exercise its Option to Reduce the Size of the Premises as provided in article 39 of the Prime Lease. Sublessor may however, assign its interest under the Prime Lease or this Sublease to any other party, including the Prime Lessor. Notwithstanding anything in this Sublease to the contrary, in the event the Sublease is terminated solely as a result of a default by Sublessor as Tenant under the Prime Lease then Sublessor shall be liable to Sublessee for actual and proven damages, costs (including, without limitation, reasonable attorneys fees and costs), liabilities and claims that Sublessee may incur arising out of the termination of the Sublease. In the event Sublessee is required (and agrees, which it may do in its sole discretion) to pay to Prime Lessor or other party additional amounts (either as rent or otherwise) in order to continue to occupy the Sublease Premises after a default by Sublessor under the Prime Lease, Sublessor shall be liable to Sublessee for all such costs incurred. The foregoing provisions shall survive the termination of the Sublease.


     (c) Sublessee hereby acknowledges that Sublessor does not occupy any portion of the Premises and does not intend to become involved in the day to day operation of the Premises or the Subleased Premises and Sublessee shall make every effort to notify the Prime Lessor directly of its occasional need for additional services, repairs, replacements, restoration and the performance of Prime Lessor's other obligations under the Prime Lease. With respect to the occasional need for after hours HVAC or additional janitorial services, Sublessor's sole obligation with respect thereto is hereby fulfilled by Sublessor's grant of a power of attorney to Sublessee so that, as long as Sublessee is not in default hereunder, Sublessee may request such services of the Prime Lessor on behalf of and in the name of Sublessor. With respect to repairs, replacements, restoration, services (other than after hours HVAC or additional janitorial services), and the performance of any other obligations required of the Prime Lessor under the Prime Lease, and with respect to any consent or approval required to be obtained of the Prime Lessor under the Prime Lease, and provided Sublessee is not in default hereunder, Sublessor's sole obligation with respect thereto, upon being requested in writing by Sublessee, shall be to assign to Sublessee such rights as Sublessor may have, whether under the Prime Lease or otherwise, to require compliance by the Prime Lessor with all of the provisions of the Prime Lease insofar as they affect the Subleased Premises or any part thereof or the use or occupancy thereof and to seek the approval or consent of the Prime Lessor as well as such rights and remedies as Sublessor may have as a result of the Prime Lessor's failure or refusal to comply with such provisions. In the event, after Sublessee has pursued reasonable efforts to obtain any of the foregoing services directly from the Prime Lessor, Prime Lessor fails or refuses to provide such services, Sublessor also agrees to promptly deliver to Prime Lessor any notice, request for consent, request for additional service or other communication provided by Sublessee to Sublessor with the intent of it being delivered by Sublessor to Prime Lessor. Notwithstanding the foregoing, while it is the intent of both parties to work in close cooperation to promptly pursue any failure to perform by Prime Lessor, Sublessor shall not become legally liable for any delay or any damages resulting therefrom unless and until Sublessor fails to respond to Sublessee's written request within the period of ten (10) business days following Sublessor's receipt thereof. Sublessee shall have the right to conduct such proceedings (in court or elsewhere) as may be required, to obtain from the Prime Lessor any such work and services, the performance of such obligations and such consent and approval. The foregoing shall not be construed as waiving any requirement that Sublessee obtain Sublessor's consent or approval on such matters as herein provided. Such proceedings may be brought, at Sublessee's option, in its own name or in Sublessor's name. Provided such may be rendered at no expense or risk to Sublessor, Sublessor shall cooperate with Sublessee in connection therewith. Sublessee shall indemnify Sublessor against any loss, liability, damages, costs and expenses, including reasonable attorneys' fees, actually incurred by Sublessor by reason of such action or proceeding. Sublessee acknowledges and agrees that Sublessor shall not be liable to Sublessee with respect to any delay, default or failure of the Prime Lessor in the performance by the latter of its obligations and covenants under the Prime Lease unless such be due to acts or misconduct of Sublessor and, except as set forth in the Prime Lease, neither shall the fixed rent, additional rent, and other charges hereunder abate nor shall any of the obligations of Sublessee hereunder be affected by reason thereof and Sublessee agrees to look solely to the Prime Lessor for the performance of same.


     (d) Anything in this instrument to the contrary notwithstanding, Sublessor shall not be liable for incidental, consequential or special damages even if Sublessor is or has been apprised of the possibility thereof and its liability shall be limited to the sum of Three Million Dollars ($3,000,000.00).


     (e) Wherever in the Prime Lease Lessee or Tenant is required to give notice to the Lessor or Landlord thereunder, Sublessee shall be required to give notice to Sublessor at least an additional five (5) days in advance of the time required of Lessee or Tenant thereunder. Whenever in the Prime Lease Lessee or Tenant is required to do an act or cure a default within a specified period of time, Sublessee shall perform such act and cure such default (to the extent it is Sublessee's obligation hereunder to do so) at least five (5) days prior to the time required of Lessee or Tenant thereunder.

     (f) Wherever the consent or approval of Sublessor is requested by Sublessee, Sublessor may withhold same without liability to Sublessee and without affecting Sublessee's obligations hereunder if Sublessor requests same under the Prime Lease and does not receive such consent or approval from the Prime Lessor.

     (g) Sublessor represents and agrees:

     (1) That the Prime Lease is in full force and effect and that to the best of its knowledge it is not in default thereunder, nor has it received actual notice of Prime Lessor's default thereunder.

     (2) That Sublessor has full right and authority under the Prime Lease to enter into the within Sublease subject to the written approval of the Prime Lessor, which approval Sublessor shall seek in good faith forthwith after the mutual execution and delivery of this Sublease. If Sublessor does not obtain such approval and provide the Sublessee with a copy thereof within forty-five
(45) days after the date hereof, this Sublease shall be deemed terminated and neither party shall have any obligation to the other except that Sublessor shall refund to Sublessee any moneys theretofore received from Sublessee hereunder provided Sublessee shall theretofore have fully cooperated with Sublessor in seeking such approval. Anything to the contrary notwithstanding in this Sublease, the term hereof shall not commence in the absence of such approval.

     (3) Sublessor has not received written notice that the Subleased Premises are not in compliance with all applicable laws.

     (h) Sublessor and Sublessee each shall have the right but not the obligation to take any action required to be taken by the other party hereunder where such action may be necessary to prevent a default under the terms of the Prime Lease under circumstances wherein the other party has failed, after proper notice to take such action, and the other party who has failed to take any such action required of it hereunder shall thereupon reimburse the party taking such action for any and all reasonable costs thereby incurred by it together with interest from the date incurred to the date of reimbursement, inclusive, at a rate equal to four points above the prime rate on short term commercial borrowings charged by Chase Manhattan Bank N.A. (New York, New York), but in no event higher than the usury or legal rate, if one be applicable thereto.

     (i) Each party hereto agrees to indemnify and hold the other party and its affiliated corporations and parent corporation harmless from any and all liability, loss, damage, suits, actions, proceedings, costs and expenses, including reasonable attorneys' fees by reason of any breach by the Indemnifying party of any of the terms or conditions of this Sublease or of the Prime Lease or the use, occupancy or operations of the indemnifying party on or about the Subleased Premises.

     (j) With respect to such insurance as is required to be maintained by the Tenant or Lessee under the Prime Lease against claims by others for personal injury, death and property damage, the applicable policies shall name as insureds both the Sublessor and the Prime Lessor and any other entities which the Prime Lease may require. In any case, where the Landlord or Lessor under the Prime Lease is entitled to exculpation with respect to damages sustained by the Tenant or Lessee under the Prime Lease, such exculpation shall run in favor of both the Prime Lessor and the Sublessor.

     (k) This Sublease and the rights granted to Sublessee hereunder are subject and subordinate to the Prime Lease and to the rights of Prime Lessor thereunder and of any present or future mortgages, deeds of trust, liens, encumbrances, reservations, restrictions, easements, agreements, covenants and encroachments affecting, or which may affect, the Prime Lease or the real property covered by the Prime Lease. Without derogation of the foregoing, in the event of any conflict between the terms of this Sublease and those of the Prime Lease, the terms of the Prime Lease shall prevail and control.

     (l) Sublessee acknowledges that neither Sublessor nor anyone on its behalf has made representations or promises with respect to the said building or Subleased Premises or otherwise except as herein expressly set forth. Nothing herein contained shall be construed as warranting that the Subleased Premises are in good condition or fit or suitable for any particular uses or purposes whatsoever and the Sublessee hereby agrees that it has examined the Subleased Premises and is fully satisfied with the physical condition thereof and (save with respect to latent defects) accepts the same in vacant "as is" broom-clean condition (after removal of such personal property and trade fixtures and equipment of Sublessor as Sublessor may elect to remove prior to the delivery of the Subleased Premises to Sublessee hereunder). If such removal causes damage to improvements within the Subleased Premises which Sublessee had not planned on demolishing, Sublessor agrees to pay the reasonable cost of repairing such improvements.

     m) All notices and demands required hereunder shall be in writing, sent by registered or certified mail, return receipt requested, or by hand, or by nationally recognized overnight courier, prepaid for the next business day delivery as follows:

     (1) If given to Sublessor by Sublessee:

                           Fluor Daniel, Inc.
                           3353 Michelson Drive
                           Irvine, California 92698
                           Attn: Director of Corporate Real Estate

     (2) If given to Sublessee by Sublessor prior to the commencement date of this Sublease:

                           Mobius Management Systems
                           120 Old Post Road
                           Rye, New York 10580
                           Attn: Chief Financial Officer

     (3) If given to Sublessee by Sublessor on or after the commencement date of this Sublease:

                           Mobius Management Systems
                           20th Floor, 120 South Riverside Plaza
                           Chicago, Illinois
                           Attn: Vice President, Sales,
                           with a copy as set forth in Paragraph 2 above

     (4) To any subsequent address or to any other entity which either of the parties may designate for such purpose in writing by similar notice.

     (5) All notices shall be deemed to be given when received or when receipt was rejected as evidenced by the Postal Service courier record.

     (6) Sublessor and Sublessee each shall give to the other a copy of all communications and notices given by either to the Prime Lessor in the same manner and simultaneous with such notices and communications given to the Prime Lessor. Sublessor and Sublessee shall promptly give to the other a copy of all notices received from the Prime Lessor during the term of this Sublease.

     (n) Sublessee warrants and represents to Sublessor that Sublessee has dealt with no broker in connection with the negotiation of the Sublease other than Grubb & Ellis and Sublessee agrees to indemnify and hold Sublessor harmless from any claims, damages, liability, loss, cost and expense, including reasonable attorneys' fees, arising out of or in connection with any claim for commission or brokers' or finders' fees with respect to this transaction except for any fee which may be due to Grubb & Ellis. Sublessor agrees to pay the commission of Grubb and Ellis pursuant to a separate agreement.

     (o) In any instance in which Sublessee requests or seeks Sublessor's approval or consent, and Sublessor has obtained Prime Lessor's consent, Sublessor agrees not to unreasonably withhold, condition or delay same.

                                SECURITY DEPOSIT

Sublessee shall deposit with Sublessor, upon execution hereof, the sum of Zero Dollars ($0) as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay when due rent or additional rent or other charges hereunder, Sublessor may, in addition to all of its rights and remedies under this Sublease and at law, require Sublessee to immediately deposit with Sublessor a Security Deposit equal to (1) month's fixed rent and Sublessee's Proportionate Share of Ownership taxes and Operating Expenses. Thereafter, Sublessor may use, apply or retain all of or any portion of said deposit for the payment of rent, additional rent, or other charges for which Sublessee may become obligated by reason of Sublessee's default and to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses, retains, or applies all or any portion of said deposit, Sublessee shall, within ten (10) days after written demand therefor, deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a breach of this Sublease, and Sublessor may, at his option, terminate this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of the Sublessee's obligations hereunder, said deposit or so much thereof as had not theretofore been used, retained or applied by Sublessor shall be returned to Sublessee (or, at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) and without interest for the use thereof within ten (10) days after the expiration of the term hereof, or after Sublessee has vacated the Subleased Premises, whichever is later.


                                       USE

The Subleased Premises shall be used and occupied only for general office use.


                                   ELECTRICITY

The Subleased Premises is equipped with a separate electrical meter serving only the Subleased Premises. Sublessee shall make its own arrangement with the utility company serving the Building and shall pay directly to the utility company the cost of electricity consumed within the Subleased Premises. Sublessee shall indemnify and hold harmless both Sublessor and Prime Lessor from and against any and all cost, charge or expense resulting from Sublessee's failure to pay its utility bills.

                    CONSTRUCTION OF SUBLESSEE'S IMPROVEMENTS

Sublessee hereby represents and warrants that it has inspected the Subleased Premises and hereby (i) accepts (except as herein set forth) same in vacant as is broom clean condition and (ii) assumes full responsibility to design, procure and install any and all improvements Sublessee requires for its occupancy of the Subleased Premises. Sublessee shall present working drawings of any and all improvements to Sublessor for Sublessor's and Prime Lessor's approval. Sublessee shall comply with all provisions of Article 9 of the Prime Lease in the design, approval, permitting, selection of contractors and completion of Sublessee's improvements. Sublessee shall cause the improvements to be completed in a timely, good and workmanlike fashion and shall furnish Sublessor with insurance certificates and lien waivers from all contractors and subcontractors retained by Sublessee.

              SUBLESSOR'S CONTRIBUTION FOR SUBLESSEE'S IMPROVEMENTS

As an inducement to Sublessee to enter into this transaction, Sublessor shall provide an improvement allowance to fund the first $15.50 per rentable square foot of Sublessee's improvement expenses, not to exceed the amount of Five Hundred Sixty Eight Thousand Five Hundred Forty and No/100 Dollars ($568,540.00) with any excess to be borne by Sublessee. Sublessor shall make payments on a monthly basis directly to Sublessee's general contractor (and Architect and Prime Lessor if necessary) upon receipt of contractor's affidavits as to percent complete as approved by Sublessee. Ten percent (10%) of the cost of the improvements shall be withheld as retainage until Sublessee presents Sublessor with (i) lien waivers executed by all contractors and subcontractors involved in the improvement project and (ii) a sign off by Sublessee of the project punch list signifying satisfactory completion of the improvements. In the event the improvements cost less than the allowance provided by Sublessor, Sublessee may apply the balance of the allowance, first to its relocation expenses, as evidenced by paid invoices for such services, and second as a credit against the payment of fixed rent and additional rent. Notwithstanding anything contained in this Sublease or the Prime Lease to the contrary, while Prime Lessor may charge a supervision fee under the terms of the Prime Lease and Sublessee shall pay such fee or reimburse Sublessor for such fee if Sublessor pays such fee to Prime Lessor, Sublessor shall not charge such an additional supervisory fee.

                                ENTIRE AGREEMENT

This Sublease contains the entire understanding of the parties hereto and shall supersede all prior agreements which are hereby deemed null and void. This Sublease shall not be modified or amended or extended except by an instrument in writing duly signed by the parties hereto, such being in the case of Sublessor, an officer thereof.





IN WITNESS WHEREOF, the parties hereto have caused this Instrument to be duly executed as of the day and year first above written.



                                     SUBLESSOR: Fluor Daniel, Inc.
WITNESS:
____________________________                BY: /s/ S.F. Hull

                                         TITLE: Vice President & Treasurer


                                    SUBLESSEE: Mobius Management Systems
WITNESS:
____________________________               BY: /s/ E. Kevin Dahill

                                        TITLE: Chief Financial Officer